Exhibit 8.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767 www.lw.com

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August 5, 2026

Gentherm Incorporated

28875 Cabot Drive

Novi, Michigan 48377

To the addressee set forth above:

We have acted as special tax counsel to Gentherm Incorporated, a Michigan corporation (“Gentherm”), in connection with the merger (the “Merger”) of Platinum Gentherm Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Gentherm (“Merger Sub”), with and into Platinum SpinCo Inc., a Delaware corporation (“SpinCo”), with SpinCo surviving the Merger as a wholly-owned subsidiary of Gentherm, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2026, by and among Modine Manufacturing Company, a Wisconsin corporation (“Modine”), SpinCo, Gentherm and Merger Sub. The Merger and the other transactions contemplated by the Merger Agreement are referred to herein as the Transactions. This opinion is being delivered in connection with the registration statement on Form S-4 (File No. 333-297224) initially filed by Gentherm on July 2, 2026, including the proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”).

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the Merger Agreement (including any exhibits and schedules thereto) and the other documents (the “Transaction Documents”) pursuant to which the Transactions will be effected that are referred to in the Merger Agreement and the Registration Statement, (ii) the Registration Statement, (iii) the respective tax officer’s certificates of Modine, SpinCo, Gentherm and Merger Sub, each delivered to us for purposes of this opinion (the “Officer’s Certificates”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

August 5, 2026

In addition, we have assumed, with your consent, that:

1.

original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective times of the Transactions) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.

the Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement (including any exhibits and schedules thereto), the Registration Statement and the Transaction Documents, and the Merger will be effective under the laws of the State of Delaware;

3.

all factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective times of the Transactions, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective times of the Transactions;

4.

any statements made in any of the documents referred to herein “to the knowledge of,” “to the belief of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective times of the Transactions, in each case without such qualification; and

5.

the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement (including any exhibits and schedules thereto), the Officer’s Certificates, the Registration Statement and the Transaction Documents.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.

This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Transactions. We express no opinion

August 5, 2026

as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.

No opinion is expressed as to any transaction other than the Transactions as described in the Merger Agreement, the Registration Statement and the Transaction Documents. Furthermore, no opinion is expressed as to any matter whatsoever, including the Transactions, if, to the extent relevant to our opinion, either (i) not all of the transactions described in the Merger Agreement, the Registration Statement and the Transaction Documents are consummated in accordance with the terms thereof and without waiver or breach of any provisions thereof or (ii) not all of the factual statements, descriptions, representations, covenants, warranties and assumptions upon which we have relied, including in the Registration Statement and the Officer’s Certificates, are true and accurate at all relevant times.

We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Latham & Watkins LLP